Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lipid Sciences, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sandra Gardiner, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Sandra Gardiner Sandra Gardiner
Chief Accounting Officer
Date: November 13, 2003

Explanatory Note: Currently, the Company’s principal financial officer is the Chief Accounting Officer.

A signed original of this written statement required by Section 906 has been provided to Lipid Sciences, Inc. and will be retained by Lipid Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.